Exhibit 4.5

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

November 30, 2012

Reference is hereby made to the Registration Rights Agreement, dated as of November 20, 2012 (the “Registration Rights Agreement”), by and among Turlock Corporation (the “Issuer”), the Guarantors party thereto and the Initial Purchasers named therein concerning the sale by the Issuer to the Initial Purchasers of $600,000,000 aggregate principal amount of 0.950% Senior Notes due 2015 (the “2015 Notes”), $1,000,000,000 aggregate principal amount of its 1.500% Senior Notes Due 2017 (the “2017 Notes”), $1,600,000,000 aggregate principal amount of 2.750% Senior Notes due 2022 (the “2022 Notes”), $700,000,000 aggregate principal amount of 4.000% Senior Notes due 2032 (the “2032 Notes”) and $1,000,000,000 aggregate principal amount of 4.150% Senior Notes due 2042 (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2032 Notes, the “Notes”). Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1. Joinder of the Successor Company. Eaton Corporation, an Ohio corporation (“Eaton”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as the “Issuer” therein and as if such party executed the Registration Rights Agreement on the date thereof.

2. Joinder of the Guarantors. Eaton Aeroquip LLC, an Ohio limited liability company, Eaton Aerospace LLC, a Delaware limited liability company, Eaton Hydraulics LLC, a Delaware limited liability company, Eaton Leasing Corporation, an Ohio corporation, Wright Line Holding, Inc., a Delaware corporation, Wright Line LLC, a Delaware limited liability company, Eaton Technologies (Luxembourg) S. à r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg and Eaton Controls (Luxembourg) S. à r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg (together, the “Guarantors”) hereby agree to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such party executed the Registration Rights Agreement on the date thereof.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

EATON CORPORATION

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Executive Vice President and General Counsel

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Senior Vice President and Secretary

GUARANTORS:

EATON AEROQUIP LLC

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Vice President

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

EATON AEROSPACE LLC

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Vice President

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

EATON HYDRAULICS LLC

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Vice President

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

EATON LEASING CORPORATION

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Vice President

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

WRIGHT LINE HOLDING, INC.

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

WRIGHT LINE LLC

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

EATON CONTROLS (LUXEMBOURG) S. À R.L., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-9.145 and having a corporate capital of EUR 12,500

By:	/s/ Sabine Knobloch
Name: Sabine Knobloch
Title: Manager

By:	/s/ Grégory Dujardin
Name: Grégory Dujardin
Title: Manager

EATON TECHNOLOGIES (LUXEMBOURG) S. À R.L., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-172818 and having a corporate capital of EUR 12,500

By:	/s/ Sabine Knobloch
Name: Sabine Knobloch
Title: Manager

By:	/s/ Grégory Dujardin
Name: Grégory Dujardin
Title: Manager